EXHIBIT 24.1

PHOENIX RESIDENTIAL SECURITIES, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Fleming as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Phoenix Residential Securities, LLC (“the Registrant”)), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Louis Nees Louis Nees	Director and President (Principal Executive Officer)	February 7, 2012

/s/ James Whitlinger James Whitlinger	Director and Chief Financial Officer (Principal Financial Officer)	February 7, 2012

/s/ Catherine M. Dondzila Catherine M. Dondzila	Controller (Principal Accounting Officer)	February 7, 2012

/s/ Patrick Fleming Patrick Fleming	Director and Vice President	February 7, 2012